                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

                                                                        Contact:

                                                                     Keith Welty
                                                                    816-713-8631
                                                        KAWelty@nationalbeef.com

May 28, 2008 (Kansas City, Mo.) --- Today National Beef Packing Company LLC
announces production cutbacks from six to five production days per week in its beef processing facilities. Production cuts will begin this week. These cutbacks will reduce slaughter by approximately 15,000 head per week and impact operations at the Liberal and Dodge City, Kansas, facilities and the Brawley,
California, facility.

National Beef Packing Company LLC is the nation's fourth largest beef processing company with a majority of its ownership held by beef producers with sales exceeding $5.5 billion annually. National Beef processes and markets fresh beef, case-ready beef and beef by-products for domestic and international markets.

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